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                                                                       Exhibit 7


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-81882) pertaining to Lincoln Life Flexible Premium Variable Life Account Y, and to the use therein of our report dated February 1, 2002, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company.


                                       /s/ Ernst & Young LLP

Fort Wayne, Indiana
May 3, 2002